                                                                     EXHIBIT 3.1

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                     CEPTOR RESEARCH AND DEVELOPMENT COMPANY

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                CEPTOR RESEARCH AND DEVELOPMENT COMPANY, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

            1.  The name of the  Corporation is CepTor  Research and Development
                Company.

            2.  The date of the filing of the Corporation's original Certificate of  Incorporation  with the  Secretary  of State was  August 11,
                1986.

            3.  This Amended and Restated  Certificate of Incorporation has been duly  adopted by the Board of  Directors  with  approval  by the
                Corporation's  stockholders in accordance with Sections 228, 242 and 245 of the Delaware General Corporation Law and the Board of
                Directors,  with the stockholders'  approval,  has resolved that the Certificate of  Incorporation  of the Corporation be deleted and  replaced in its  entirety  with this  Amended and  Restated
                Certificate of Incorporation.

            4.  The text of the Corporation's  Amended and Restated  Certificate of  Incorporation  is set  forth in full on  EXHIBIT  A  annexed hereto.

                IN WITNESS WHEREOF,  the Corporation has caused this Amended and
Restated  Certificate  of  Incorporation  to be  executed  on this  27th  day of
January, 2005.

                                     CEPTOR CORPORATION

                                     By: /s/ William Pursley
                                         -----------------------
                                         Name:  William Pursley
                                         Title: Chairman and Chief Executive
                                                Officer

                                                                       EXHIBIT A
                                                                       ---------

           FIRST:  The name of this Corporation is CepTor Corporation.

           SECOND: The address,  including street,  number,  city and county, of the registered  office of the  Corporation in the State of Delaware is 615 South
DuPont  Highway,  Dover,  Delaware  19901,  County of Kent;  and the name of the registered  agent of the Corporation in the State of Delaware at such address is
National Corporate Research, Ltd.

           THIRD: The nature of the business and of the purposes to be conducted and promoted by the Corporation are to conduct any lawful  business,  to promote any  lawful  purpose,  and to engage in any  lawful  act or  activity  for which corporations may be organized under the General  Corporation Law of the State of
Delaware.

           FOURTH: A. CLASSES AND NUMBERS OF SHARES.  The total number of shares of stock which the  Corporation  shall have  authority  to issue is  one-hundred twenty million (120,000,000). The Classes and aggregate number of shares of each class which the Corporation shall have authority to issue are as follows:

             1. One hundred million  (100,000,000)  shares of Common Stock,  par value $0.0001 per share (the "Common Stock"); and

             2. Twenty million (20,000,000) shares of Preferred Stock, par value
$0.0001 per share (the "Preferred Stock"); and

         B.  BLANK  CHECK  POWERS.  The  Corporation  may issue any class of the
Preferred  Stock in any series.  The Board of Directors  shall have authority to establish and designate series, and to fix the number of shares included in each such  series  and  the  variations  in  the  relative  rights,  preferences  and limitations  as between  series,  provided  that,  if the stated  dividends  and amounts payable on liquidation are not paid in full, the shares of all series of the same class  shall  share  ratably  in the  payment  of  dividends  including accumulations,  if any,  in  accordance  with the sums which would be payable on such  shares  if all  dividends  were  declared  and  paid in  full,  and in any distribution  of assets other than by way of dividends  in  accordance  with the sums which  would be  payable  on such  distribution  if all sums  payable  were discharged  in full.  Shares of each such series when issued shall be designated to distinguish the shares of each series from shares of all other series.

         C. SERIES A CONVERTIBLE PREFERRED STOCK.

             1.  DESIGNATION.  One Thousand (1,000) shares of preferred stock of the  Corporation  shall  constitute a class of  preferred  stock  designated  as
"Series A Convertible Preferred Stock" (the "Series A Preferred Stock").

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             2.  DIVIDENDS.

                 (a) The holders of shares of Series A Preferred  Stock shall be entitled to receive dividends when and if declared by the Board of Directors.

                 (b) If at any time a  dividend  or  distribution  of  assets is declared and paid on the (i) the  Corporation's  Common Stock, or (ii) any other class or series of the Corporation's capital stock whether currently outstanding or hereafter created (the "Capital Stock"),  the Corporation  shall, at the same time,  declare and pay to each holder of Series A  Preferred  Stock,  pari passu with the holders of the Common  Stock or the Capital  Stock,  as  applicable,  a dividend  equal to the  dividend  that would have been payable to such holder if the shares of Series A Preferred Stock held by such holder had been converted to
Common Stock pursuant to Section 5 hereof  immediately  prior to the record date for such dividend or distribution  (or the date of such dividend or distribution if no record date is fixed).

             3. RIGHTS ON  LIQUIDATION,  MERGER,  SALE, ETC. In the event of any
voluntary  or  involuntary  liquidation,   dissolution  or  winding  up  of  the
Corporation  (a  "Liquidation"),  the assets of the  Corporation  available  for distribution  to its  shareholders,  whether from capital,  surplus or earnings, shall be distributed in the following order of priority:

                 (a) The holders of Series A  Preferred  Stock shall be entitled to receive, prior and in preference to any distribution to the holders of Common
Stock or any  other  class of stock  ranking  junior to the  Series A  Preferred
Stock,  for each  share of Series A  Preferred  Stock held by such  holders,  an amount equal to $25,000.00 per share (the "Purchase Price").

                 (b) After  distribution  of the  amounts  set forth in  Article
Fourth,  Section  C.3(a)(i)  hereof,  the  remaining  assets of the  Corporation available for distribution, if any, to the shareholders of the Corporation shall be distributed to the holders of the Common Stock.

            4. VOTING RIGHTS.  So long as any shares of Series A Preferred Stock remain  outstanding,  the holders of shares of Series A Preferred Stock shall be entitled  to vote on all  matters  on which  holders  of Common  Stock  shall be entitled  to vote,  casting  such  number of votes in respect of such  shares of
Series A Preferred  Stock as shall equal the largest  whole  number of shares of
Common  Stock  into  which  such  shares  of Series A  Preferred  Stock are then convertible pursuant to Section 5 hereof, and voting together as one class with, and in the same  manner  and with the same  effect  as,  such  holders of Common
Stock.

            5. CONVERSION OF SERIES A PREFERRED STOCK.

                 (a) The  holders  of Series A  Preferred  Stock  shall have the right, at such holders'  option,  at any time, to convert each share of Series A
Preferred  Stock into such whole number of shares of Common Stock as is equal to the number of fully paid and non-assessable shares of Common Stock which results

                                      -3-

from  multiplying  the  number  of  shares  of  Series A  Preferred  Stock to be converted by the quotient of the Purchase Price divided by the Conversion  Price
(as hereinafter defined) per share for the Series A Preferred Stock in effect at the time of conversion.  The initial  Conversion Price per share of the Series A
Preferred  Stock shall be $2.50,  subject to adjustment as provided  herein (the
"Conversion Price").

                 (b)  Before  any holder of Series A  Preferred  Stock  shall be entitled  to convert the same into  shares of Common  Stock  pursuant to Article
Fourth,  Section C.5(a) hereof, the holder or holders of such Series A Preferred
Stock shall surrender the certificate or certificates  therefor,  duly endorsed, at the  office of the  Corporation  or of any  transfer  agent for the  Series A
Preferred  Stock,  and  shall  give  written  notice to the  Corporation  at its principal  corporate  office of the  election  to  convert  the same (in case of conversion  pursuant to Article  Fourth,  Section C.5(a) hereof) and the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable  thereafter,  issue and deliver at such office to such holder or holders of Series A Preferred Stock, or to the nominee or nominees thereof, a certificate or certificates for the number of shares of Common  Stock to which such holder or holders  shall be entitled as aforesaid.  Conversion  under  this  Section 5 shall be deemed to have been made immediately  prior to the close of business on the date of such surrender of the shares of Series A Preferred  Stock to be  converted,  and the Person or Persons
(as defined herein) entitled to receive the shares of Common Stock issuable upon such  conversion  shall be treated  for all  purposes  as the  record  holder or holders of such shares of Common Stock as of such date.

                 (c) The Conversion  Price of the Series A Preferred Stock shall be subject to adjustment from time to time as follows:

                        (i) In the event the  Corporation  should at any time or
                  from time to time after the date on which the shares of Series
                  A Preferred  Stock are first  issued  (the  "Series A Issuance
                  Date") fix a record  date for the  effectuation  of a split or subdivision of the  outstanding  shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of
                  Common Stock or Common Stock  equivalents  without  payment of any  consideration by such holder for the additional shares of
                  Common Stock or the Common Stock  equivalents  (including  the additional  shares of Common Stock issuable upon conversion or exercise  thereof),  then, as of such record date (or the date of such  dividend  distribution,  split or  subdivision  if no record date is fixed),  the  Conversion  Price of the Series A
                  Preferred Stock shall be  appropriately  decreased so that the number of shares of Common Stock  issuable upon  conversion of each share of such Series A Preferred Stock shall be increased in  proportion  to such increase in the aggregate of shares of
                  Common Stock  outstanding  and  issuable  with respect to such
                  Common Stock equivalents.

                        (ii) If the number of shares of Common Stock outstanding
                  at any time after the Series A Issuance Date is decreased by a combination of the outstanding  shares of Common Stock,  then, following the record date of such combination,  the Conversion

                                      -4-

                  Price for the Series A Preferred Stock shall be  appropriately increased  so that  the  number  of  shares  of  Common  Stock issuable on  conversion  of each share of each series shall be decreased  in  proportion  to  such  decrease  in  outstanding shares.

                 (d) If at any  time or  from  time to  time  there  shall  be a recapitalization  of the Common Stock (other than a subdivision,  combination or merger or sale of assets transaction  provided for elsewhere in this Section 5), provision  shall be made so that the  holders  of the Series A  Preferred  Stock shall  thereafter  be  entitled  to  receive  upon  conversion  of the  Series A
Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization.  In any such case, appropriate  adjustment  shall be made in the  application  of the provisions of this  Section 5 with  respect  to the  rights  of the  holders  of the  Series A
Preferred  Stock after the  recapitalization  to the end that the  provisions of this Section 5 (including  adjustment of the  Conversion  Price for the Series A
Preferred Stock then in effect and the number of shares issuable upon conversion of the Series A Preferred  Stock) shall be applicable after that event as nearly equivalent as may be practicable.

                 (e) The Corporation  shall not, by amendment of its Certificate of Incorporation or through any  reorganization,  recapitalization,  transfer of assets, consolidation,  merger, dissolution,  issue or sale of securities or any other voluntary action,  avoid or seek to avoid the observance or performance of any of the terms to be observed or performed  hereunder by the Corporation,  but will at all times in good faith assist in the carrying out of all the provisions of this  Section 5 and in the taking of all such action as may be  necessary  or appropriate  in order to protect  the  conversion  rights of the  holders of the
Series A Preferred Stock against impairment.

                 (f) If the Corporation should effect any capital reorganization or  reclassification  of its capital stock or cause to occur a Disposition Event
(as defined herein) while any shares of Series A Preferred Stock are outstanding in such a manner  that  holders of shares of Common  Stock  shall be entitled to receive  stock,  securities  or assets with respect to or in exchange for Common
Stock,  then,  as  a  condition  of  such  reorganization,  reclassification  or
Disposition  Event,  lawful and  adequate  provision  shall be made whereby each holder of Series A Preferred  Stock shall  thereafter  have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon conversion of
Series A Preferred Stock,  such shares of stock,  securities or assets as may be issued or payable  with  respect to or in exchange  for a number of  outstanding shares of such Common  Stock equal to the number of shares of such Common  Stock immediately theretofore so receivable had such reorganization,  reclassification or Disposition  Event not taken place,  and in such case  appropriate  provision shall be made with respect to the rights and  interests of the holders of Series
A Preferred  Stock to the end that the  provisions  hereof  (including,  without limitation,  provisions for  adjustment of the Conversion  Price of the Series A
Preferred  Stock and of the  number of shares  of  Common  Stock  issuable  upon

                                      -5-

conversion  thereof)  shall  thereafter  be  applicable,  as  nearly  as  may be possible,  in relation to any shares of stock,  securities or assets  thereafter deliverable  upon the  conversion  of such shares of Series A  Preferred  Stock.
Prior to or  simultaneously  with the  consummation  of a Disposition  Event the survivor or successor corporation (if other than the Corporation) resulting from such Disposition Event shall assume by written instrument executed and mailed or delivered to each holder of Series A Preferred  Stock, the obligation to deliver to such holders of Series A Preferred Stock such shares of stock,  securities or assets as, in accordance with the foregoing provisions,  such holder of Series A
Preferred  Stock  may  be  entitled  to  receive,  and  containing  the  express assumption of such successor corporation of the due and punctual performance and observance  of  every  provision  of this  Certificate  of  Incorporation  to be performed and observed by the Corporation and of all liabilities and obligations of the Corporation hereunder with respect to the Series A Preferred Stock.

                 (g)  (i)  No  fractional   shares  shall  be  issued  upon  the
conversion  of any share or  shares of the  Series A  Preferred  Stock,  and the number of shares of Common  Stock to be issued  shall be rounded to the  nearest whole  share.  In lieu of any  fractional  shares  to  which  the  holder  would otherwise be entitled,  the  Corporation  shall make a cash payment equal to the
"fair market value" of the Common Stock as of two business days prior to payment multiplied by such  fraction.  For the purposes of this Section  5(g)(i),  "fair market value" shall mean on any day (A) if shares of the Common Stock are listed or admitted for trading on a national  securities  exchange,  the reported  last sales price or, if no such  reported sale occurs on such day, the average of the closing bid and asked prices on such day, in each case on the principal national securities  exchange  on which the  Common  Shares  are  listed or  admitted  to trading,  (B) if shares of Common Stock are not listed or admitted to trading on any  national  securities  exchange,  the  average of the  closing bid and asked prices in the  over-the-counter  market on such day as reported by Nasdaq or any comparable  system or, if not so  reported,  as  reported  by any New York Stock
Exchange  member firm selected by the  Corporation for such purpose or (C) if no such quotations are available on such day, the fair market value of one share of
Common Stock on such day as determined in good faith by the Board of Directors.

                        (ii)  Upon  the  occurrence  of each  adjustment  of the
                  Conversion  Price of Series A Preferred Stock pursuant to this
                  Article Fourth, Section C.5, the Corporation,  at its expense, shall promptly  compute such adjustment in accordance with the terms  hereof and prepare and furnish to each holder of Series
                  A Preferred  Stock a statement,  signed by its  President  and
                  Chief  Financial  Officer,  setting forth such  adjustment and showing in detail the facts  upon  which  such  adjustment  is based. The Corporation  shall, upon the written request at any time of any  holder of Series A  Preferred  Stock,  furnish or cause  to be  furnished  to  such  holder  a like  certificate setting forth (A) such  adjustment,  (B) the Conversion  Price for such  Series A  Preferred  Stock at the time in effect and
                  (C) the number of shares of Common  Stock and the  amount,  if any,  of other  property  which at the time would be  received upon  the  conversion  of a share of such  Series A  Preferred
                  Stock.

                                      -6-

                 (h) In the event of any taking by the  Corporation  of a record of the holders of any class of  securities  for the purpose of  determining  the holders  thereof who are  entitled to receive  any  dividend  (other than a cash dividend)  or other  distribution,  any  right to  subscribe  for,  purchase  or otherwise  acquire any shares of stock of any class or any other  securities  or property,  or to receive any other  right,  the  Corporation  shall mail to each holder of Series A Preferred Stock, at least 20 days prior to the date specified therein,  a notice  specifying  the date on which any such record is to be taken for the  purpose of such  dividend,  distribution  or right,  and the amount and character of such dividend, distribution or right.

                 (i)  The  Corporation  shall  at all  times  reserve  and  keep available out of its authorized but unissued shares of Common Stock,  solely for the purpose of effecting the  conversion of the shares of the Series A Preferred
Stock,  such number of its shares of Common  Stock as shall from time to time be sufficient to effect the  conversion of all  outstanding  shares of the Series A
Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be  sufficient  to effect the  conversion  of all then outstanding  shares of the Series A Preferred  Stock,  in addition to such other remedies as shall be available  to the holder of such Series A Preferred  Stock, the  Corporation  will take such corporate  action as may, in the opinion of its counsel,  be necessary to increase its authorized but unissued  shares of Common
Stock  to such  number  of  shares  as shall be  sufficient  for such  purposes, including, without limitation,  engaging in best efforts to obtain the requisite shareholder  approval  of any  necessary  amendment  to  these  provisions.  The
Corporation  shall  pay all  documentary,  stamp  or other  transactional  taxes attributable  to the  issuance  or  delivery  of shares of capital  stock of the
Corporation upon conversion of any shares of Series A Preferred Stock; provided, however,  that the Corporation  shall not be required to pay any taxes which may be payable in respect of any  transfer  involved in the  issuance or delivery of any  certificate  for such shares in a name other than that of the holder of the shares of Series A  Preferred  Stock in respect  of which such  shares are being issued.  All shares of Common Stock which may be issued in  connection  with the conversion  provisions set forth herein will, upon issuance by the  Corporation, be validly issued,  fully paid and nonassessable and free from all taxes,  liens or charges with respect thereto.

                 (j) Any  notice  required  by the  provisions  of this  Article
Fourth,  Section  C.5 to be given to the holders of shares of Series A Preferred
Stock shall be deemed  given if deposited  in the United  States  mail,  postage prepaid,  and addressed to each holder of record at his address appearing on the stock books of the Corporation.

                 (k) In the event any shares of Series A  Preferred  Stock shall be  converted  pursuant to Article  Fourth,  Section  C.5 hereof,  the shares so
converted  shall  be  cancelled.   The  Certificate  of   Incorporation  of  the
Corporation  may be  appropriately  amended  from  time to time  to  effect  the corresponding reduction in the Corporation's authorized capital stock.

                                      -7-

                 (l) For purposes of this Article Fourth, Section C:

                        (i)  "Disposition  Event"  shall  mean (A) the direct or
                  indirect  sale,  lease,  exchange or other  transfer of all or substantially  all of the assets or  authorized  but  unissued capital  stock  of the  Corporation  to any  other  Person  or
                  Persons or (B) the merger or  consolidation of the Corporation with and into another corporation or corporations in which the shareholders  of the  Corporation  immediately  prior  to such merger or consolidation do not own more than 50% of the voting control of the surviving corporation.

                        (ii)  "Person"  shall mean an  individual,  partnership,
                  corporation,  limited liability company, business trust, joint
                  stock  company,  trust,  unincorporated   association,   joint
                  venture,  governmental  authority  or other entity of whatever nature,  including,  as  appropriate,  the  Corporation or any subsidiary thereof.

             FIFTH:  Whenever a compromise or  arrangement  is proposed  between this  Corporation  and its  creditors  or any class of them and/or  between this
Corporation  and its  stockholders  or any class of them, any court of equitable jurisdiction  within the State of Delaware may, on the  application in a summary way of  this  Corporation  or any  creditor  or  stockholder  thereof  or on the application of any receiver or receivers  appointed for this  Corporation  under the  provisions  of  Section  291 of  Title  8 of the  Delaware  Code  or on the
application of trustees in dissolution or of any receiver or receivers appointed for this  Corporation  under the  provisions  of  Section  279 of Title 8 of the
Delaware Code order a meeting of the creditors or class of creditors,  and/or of the stockholders or class of stockholders,  of this Corporation, as the case may be, to be summoned in such  manner as the said court  directs.  If a majority in number  representing  three-fourths  in  value  of the  creditors  or  class  of creditors,  and/or  of the  stockholders  or  class  of  stockholders,  of  this
Corporation,  as the case may be, agree to any compromise or arrangement  and to any  reorganization  of this  Corporation as a consequence of such compromise or arrangement,  the said  compromise or  arrangement  and the said  reorganization shall,  if sanctioned by the court to which the said  application has been made, be  binding  on all the  creditors  or class  of  creditors,  and/or  on all the stockholders or class of stockholders,  of this Corporation, as the case may be, and also on this Corporation.

             SIXTH: The original By-Laws of the Corporation  shall be adopted by the incorporator.  Thereafter,  the power to make, alter, or repeal the By-Laws, and to adopt any new By-Law, shall be vested in the Board of Directors.

             SEVENTH:  To the fullest extent that the General Corporation Law of the State of Delaware, as it exists on the date hereof or as it may hereafter be amended, permits the limitation or elimination of the liability of directors, no director of this Corporation  shall be personally  liable to this Corporation or its  stockholders  for  monetary  damages  for  breach  of  fiduciary  duty as a director.  Notwithstanding  the  foregoing,  a  director  shall be liable to the extent  provided by applicable law: (1) for any breach of the directors' duty of loyalty to the Corporation or its stockholders; (2) for acts or omissions not in

                                      -8-

good faith or which involve  intentional  misconduct  or a knowing  violation of law;  (3)  under  section  174 of the  General  Corporation  Law of the State of
Delaware;  or (4) for any  transaction  from  which  the  director  derived  any improper personal benefit.  Neither the amendment or repeal of this Article, nor the adoption of any provision of this Certificate of Incorporation  inconsistent with this Article,  shall adversely affect any right or protection of a director of the Corporation existing at the time of such amendment or repeal.

             EIGHTH:  The Corporation  shall, to the fullest extent permitted by
Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and  supplemented,  indemnify  any and all persons  whom it shall have power to  indemnify  under said section from and against any and all of the expenses,  liabilities  or  other  matters  referred  to in or  covered  by said section.  The Corporation shall advance expenses to the fullest extent permitted by said section. Such right to indemnification and advancement of expenses shall continue  as to a person who has ceased to be a director,  officer,  employee or agent and shall inure to the benefit of the heirs,  executors and administrators of such a person. The  indemnification  and advancement of expenses provided for herein shall not be deemed  exclusive of any other rights to which those seeking indemnification  or  advancement  of expenses may be entitled  under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise.

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